SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2013

BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

80 Blanchard Road

Burlington, MA 01803

(Address of principal executive offices, including zip code)

(781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement

On November 6, 2013, Bridgeline Digital entered into an amendment (the “Amendment”) to the Note Purchase Agreement, dated September 30, 2013, by and among Bridgeline Digital and the accredited investors party thereto. The Amendment increased the aggregate amount of 10% secured subordinated convertible notes (the “Notes”) able to be sold by Bridgeline Digital to $3,000,000. On November 6, 2013, Bridgeline Digital sold an additional $1,000,000 of Notes (the “Second Closing”). The gross proceeds to Bridgeline Digital at the Second Closing of this private placement were $1,000,000.

Taglich Brothers, Inc. served as placement agent for the transaction. On October 30, 2013, Bridgeline Digital entered into a Placement Agent Agreement with Taglich Brothers, Inc., which agreement sets forth the terms of Taglich Brothers, Inc.’s engagement by Bridgeline Digital as placement agent for the transaction.

The Notes accrue interest at a rate of ten percent (10%) per annum and mature three years from the date of issuance. Interest on the Notes is payable quarterly in cash. The Notes are convertible at the election of the holder into shares of common stock of Bridgeline Digital at a conversion price equal to $1.30 per share at any time prior to the maturity date, provided that no holder may convert the Notes if such conversion would result in the holder beneficially owning more than 4.99% of the number of shares of Bridgeline Digital common stock outstanding at the time of conversion. The Notes are secured by all of Bridgeline Digital’s assets. Bridgeline Digital entered into an amendment to the Security Agreement, dated September 30, 2013, with the existing investors in order to add the investors from the Second Closing. The security interest granted to the holders of the Notes is subordinate to the security interest held by Bridgeline Digital’s senior lender. Bridgeline Digital may prepay any portion of the principal amount of the outstanding Notes at any time, provided that if Bridgeline Digital prepays any principal on or before the first anniversary of the date of issuance of the Notes, Bridgeline Digital will pay a penalty equal to 10% of the principal amount being prepaid. Under certain circumstances Bridgeline Digital has the right to force conversion of the Notes into shares of Bridgeline Digital common stock in the event the Bridgeline Digital common stock trades in excess of $2.60 per share for 20 trading days out of any 30 trading day period.

The Notes contain customary events of default. Upon the occurrence of any event of default the interest rate under the Notes will increase. In addition, upon the occurrence of a payment default under the Notes, Bridgeline Digital must pay a premium equal to 20% of the outstanding principal amount of the Notes.

In the event of a change in control of Bridgeline Digital while the Notes are outstanding, Bridgeline Digital will provide the holders of the Notes with the opportunity to convert the Notes immediately prior to the change in control. In the event the holders of the Notes do not elect to convert the Notes, Bridgeline Digital may prepay all outstanding principal and accrued interest under the Notes.

As compensation for acting as placement agent, at the Second Closing Bridgeline Digital paid Taglich Brothers, Inc. a cash payment of $80,000 and issued to Taglich Brothers, Inc., or its designees, five-year warrants to purchase an aggregate of 76,923 shares of common stock at an exercise price equal to $1.30 per share. The warrants are first exercisable on May 6, 2014, provide the holders piggyback registration rights with respect to the shares of common stock underlying the warrants and contain a cashless exercise provision.

The shares of common stock issuable upon conversion of the Notes and upon exercise of the warrants are restricted securities and may be sold only pursuant to Rule 144 or in another transaction exempt from the registration requirements under the Securities Act of 1933. Pursuant to the terms of the Purchase Agreement, Bridgeline Digital has agreed to provide piggyback registration rights with respect to the shares of common stock issuable upon conversion of the Notes in the event Bridgeline Digital files a registration statement, with certain limited exceptions.

The description of agreements and securities contained in this Form 8-K is qualified in its entirety by reference to the full text of the agreements and securities that Bridgeline Digital filed as exhibits to this Form 8-K.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosure set forth in Item 1.01 above, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

See the disclosure set forth in Item 1.01 above, which is incorporated herein by reference.

The securities offered, issued and sold pursuant to the private placement were issued without registration and are subject to restrictions under the Securities Act of 1933, as amended, and the securities laws of certain states, in reliance on the private offering exemptions contained in Section 4(2) of the Securities Act of 1933 and on Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws as a transaction not involving a public offering.

Item 9.01 Financial Statements and Exhibits

Explanatory Note Regarding Exhibits

Investors should not rely on or assume the accuracy of representations and warranties in negotiated agreements that have been publicly filed because such representations and warranties may be subject to exceptions and qualifications contained in separate disclosure schedules, because such representations may represent the parties’ risk allocation in the particular transaction, because such representations may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or because such representations may no longer continue to be true as of any given date.

(d)        Exhibits.

Exhibit No.	Exhibit Description

10.1	First Amendment to Note Purchase Agreement between Bridgeline Digital, Inc. and the investors named therein, dated November 6, 2013
10.2	Form of Promissory Note issued to investors
10.3	Form of Common Stock Purchase Warrant issued to placement agent
10.4	First Amendment to Security Agreement made by Bridgeline Digital, Inc., in favor of Taglich Brothers, Inc., in its capacity as collateral agent for the lenders named therein, dated November 6, 2013

10.5	Placement Agent Agreement between Bridgeline Digital, Inc. and Taglich Brothers, Inc., dated October 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.

(Registrant)

By: /s/Michael D. Prinn

        Michael D. Prinn

Executive Vice President and

Chief Financial Officer

Date: November 12, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	First Amendment to Note Purchase Agreement between Bridgeline Digital, Inc. and the investors named therein, dated November 6, 2013
10.2	Form of Promissory Note issued to investors
10.3	Form of Common Stock Purchase Warrant issued to placement agent
10.4	First Amendment to Security Agreement made by Bridgeline Digital, Inc., in favor of Taglich Brothers, Inc., in its capacity as collateral agent for the lenders named therein, dated November 6, 2013
10.5	Placement Agent Agreement between Bridgeline Digital, Inc. and Taglich Brothers, Inc., dated October 30, 2013